1-800-905-GEEK/GEEKS ON CALL
FRANCHISE AGREEMENT

Schedule A – Territory

Schedule B – Special Stipulations

i

1-800-905-GEEK/GEEKS ON CALL FRANCHISE AGREEMENT

1.	GRANT OF FRANCHISE

Geeks On Call America, Inc. a Virginia corporation (“Geeks On Call”, “1-800-905-GEEK”, “Franchisor”, “we”, “us”, or “our”) has developed a system for the operation of computer support services (the “System”). The System utilizes special marketing techniques and operating procedures to facilitate the provision of computer support and related services targeted primarily at the small business and residential computer users.

You have applied for a franchise that utilizes our system and our Marks (the “Franchised Business”). Subject to the terms of this franchise agreement (the “Agreement”), we grant you a 1-800-905-GEEKS/Geeks On Call franchise. “You” is the franchisee entity (individual, partnership, corporation or limited liability company) which is granted the Franchise. You also includes each owner of an interest in the franchisee entity for purposes of Sections 5.i., 6.a., 8.a., 8.b., 8.c., 9.a.-j., 10, 12, 13, 15, 16, 17, 19 and 20. This Agreement will allow you to operate a computer support service using our system and our Marks within the Territory described on Schedule A. You agree to abide by the terms of this Agreement.

You recognize and agree that the nature of the computer support business is such that complete uniformity is not always practical or desirable and that we, in our sole discretion, may vary the terms of this Agreement and the standards of operation of the Franchised Business to accommodate the peculiarities of a particular situation and/or Territory. You have no recourse against us if other franchisees are granted allowances, which you are not granted.

2.	TERM AND RENEWAL

a. Term. This Agreement will be effective for an initial ten (10)-year term beginning on the Effective Date specified in this Agreement.

b. Renewal. You may renew for additional ten (10)-year terms by signing our then current franchise agreement if you are in compliance with this Agreement and desire to renew. You may also renew future franchise agreements if you are in compliance with such agreements and meet the other conditions therein for renewal by signing our then current franchise agreement. There is no fee for renewals, however you must exercise a general release of all claims that you might have against us. Royalties and the nature and amount of our right to charge an advertising fee will not be raised upon renewals. Other terms and conditions may vary. If you wish to renew, you must notify us in writing at least 180 days before the expiration of this Agreement.

3.	TERRITORY

Your primary geographic area of responsibility a Territory is described in Schedule A of this Agreement (the “Territory”). You will not receive an exclusive area from us, but you will receive a primary geographic area of responsibility within which you will be primarily responsible for providing service to customers located within that geographic area. Except as described below, other franchisees may not solicit customers within your Territory, but may be dispatched within your Territory to maintain response time performance based on service call demand or a special request by the customer or us for a particular franchisee to fill the customer’s service needs. Within your Territory, dispatching of service calls may be assigned to other franchisees to satisfy customer service demand and protect the system. No other franchisee may solicit customers in your Territory. They may, however, solicit national or regional accounts which have business locations in their territories and yours. Subject to Section 4.j., they may offer you the right to service that account, but they may not service the account themselves unless we dispatch them when you are unavailable. If you or your Designated Manager die or are incapacitated as described in Section 13, we may authorize other franchisees to solicit business and service customers in your Territory until your Franchise has been assigned to an approved transferee or until we have approved a new Designated Manager for your Franchised Business. We may sell any other Territory to other franchisees or locate company owned businesses in such territories.

We may grant franchises in other lines of business in your Territory. We may establish in your Territory other franchises whose principal product or service is not computer support services and which uses Marks other than those granted hereunder. We reserve the right to establish other channels of distribution, other than through a mobile business, which provides goods and/or services similar to those provided by 1-800-905-GEEK/Geeks On Call franchisees. We reserve all rights to the use and appearance of our Marks on the Internet.

4.	FEES AND PAYMENTS

a. Initial Franchise Fee. You must pay us an initial franchise fee in the amount of ______________ Dollars ($__________). If you are executing this Agreement pursuant to an Area Development Agreement, the entire fee is due when you execute this Agreement. Otherwise, the franchise fee is payable in two (2) installments of fifty percent (50%) each. The first installment is paid when you sign the Agreement. The second installment is paid before you begin training. The initial franchise fee is refundable if you or your Designated Manager do not pass our Effective Operations Training Program (“Operations Training”) in accordance with our current passing standards for Operations Training, provided that you return to us all materials which we distributed to you during Operations Training.

b. Initial Advertising Fee. You must pay us an initial advertising fee in the amount of Fifteen Thousand Dollars ($15,000). The initial advertising fee is refundable if you or your Designated Manager do not pass our Operations Training in accordance with our current passing standards for Operations Training, provided that you return to us all materials which we distributed to you during Operations Training. The initial advertising fee is placed in our advertising, sales and marketing account where it is commingled with other initial advertising fees and advertising fees. It is not used to promote your or any other individual franchisee’s Franchised Business.

c. Approval/Fee Refund. We have ten (10) days from the date you complete our Operations Training to approve or deny your request to become a franchise owner based upon our criteria and standards in effect at the time. Should we deny your request, upon your returning to us all materials you received in training, we will refund any fees you paid to us.

d. Royalties. You must pay us a weekly royalty fee of eleven percent (11%) of Gross Receipts. Gross Receipts include all revenue from all services and products offered (including but not limited to computer troubleshooting, maintenance, upgrading, parts, training, networking, consulting, programming, affiliates’ commissions and necessary package software), excluding customer discounts and sales tax, but not service fees for credit card transactions and bank drafts. Royalties will be drafted weekly from your business bank account, and may also be deducted from amounts due you for revenues disbursed to you from receivables collections and bank drafts we process. Royalties are due weekly on the second business day of the week for the prior week ending on Sunday.

e. Advertising Fee. You must pay us an advertising fee of Two Hundred Seventy-Five Dollars ($275) per week beginning the 1st week of operations. Advertising fees will be drafted weekly from your business bank account, and may also be deducted from amounts due you for revenues disbursed to you from receivables collections and bank drafts we process. Advertising fees are due weekly on the second business day of the week for the prior week ending on Sunday. Advertising fees may be increased upon thirty (30) days prior written notice, but by no more than twenty-five percent (25%) over the term of this Agreement.

g. Payment Period. You must pay us ongoing royalties and advertising fees weekly on the second business day of the week for the prior week ending on Sunday. We reserve the right to modify this payment schedule in the Operations Manual.

h. Service Agreement Marketing. If you request that we set up appointments for you with businesses in your Territory from contact information which you provide to us, and we agree to provide this service to you, we will charge you Thirty Dollars ($30) for each appointment which we set up and which is kept by the customer. The fee is due on the same day as royalty fees, the week after you receive our invoice, regardless of whether the appointment results in a signed service contract. We may increase the fee on thirty (30) days notice.

i. Electronic Dispatch Service. Each technician employed or retained by you must obtain and carry with him or her during business hours the electronic paging or communications devices we prescribe. You also must subscribe to and, if we require, pay the fees we or our designee charge for our electronic dispatch service. Those fees are subject to change upon thirty (30) days’ notice, however, the fees will not exceed $50 per month.

j. National/Regional Accounts. If we or another franchisee enter into an on-site service agreement with sites in your Territory for which you provide service, you must pay us or the franchisee ten percent (10%) on collected monies from these agreements for their term and during any future renewal periods. If we collect payments from the customer, we will remit ninety percent (90%) of the amount collected to you, less royalty and advertising fees you owe on that bill. You may not sign an agreement to provide services to a national/regional account outside your Territory without our prior written approval and that of each franchisee who would be obliged to service the customer. If you are successful in identifying and helping to broker a formal service agreement for a regional/national account, then you are entitled to a 10% royalty on gross receipts from service provided by other franchisees on the account on service performed outside your territory.

k. Complaint. You must pay us a fee of Fifty Dollars ($50) for any customer complaint that we must respond to.

l.  Service Assistance. In addition to the complaint fee above, we may charge for technical time spent (currently One Hundred Twenty Dollars ($120) per hour) rectifying any deficient performance and satisfying the unhappy customer. Service assistance fees will also be billed when one of your service agreement customers needs assistance and you are unable to provide timely service to that customer, as will be determined by us in our sole discretion. Service assistance fees are subject to change on thirty (30)-days notice to reflect changes in cost and will be drafted weekly.

m. Interest. You must pay interest of eighteen percent (18%) (compounded daily) per year or the highest amount permitted by law on any amounts you owe us that are more than fifteen (15) days past due.

n. Audit. You must pay any cost we incur for any audit we perform which results in a finding that you have failed to comply with the franchise agreement or you have understated by three percent (3%) or more in any report of gross receipts. Our costs will include employees’ travel, room and board expenses. Payment is due by you upon receipt of our invoice.

o. Additional Training. You may request additional training and/or we may require that your new employees successfully complete our three (3) day Operations Training (customer service and procedures) and the fees for additional training will be One Thousand Dollars ($1,000) per day.

p. Transfer Fee. In the event that you transfer your Franchised Business, you must pay us a fee of Five Thousand Dollars ($5,000) at the time of transfer. We may increase or decrease this fee by the amount of change in the Consumer Price Index – All Urban consumers, published by the U.S. Department of Labor, or a reasonably similar successor index.

q. Late Report Fee. You must pay us Two Hundred Dollars ($200) for each weekly report of Gross Receipts which is not received on or before the date it is due.

r. Amendment Fee. If you request and we agree to amend this Agreement, you must pay us an Amendment Fee of Two Thousand Five Hundred Dollars ($2,500).

5.	OBLIGATIONS OF FRANCHISOR

a. Training. We provide a five (5)-day Operations Training program, which is required of new franchisees and employees who will be providing services. We do not charge for the Operations Training at the startup of your Franchised Business, but you are responsible for all expenses you incur as a result of training, such as travel, lodging and entertainment. However, any additional training that you or your employees may require will be billed at Five Hundred Dollars ($500) per day.

b. Operations Manual. We will loan you a copy of our Operations Manual to offer guidance in the operation of your Franchised Business.

c. Vehicle Approval. The vehicle we have approved is a Chrysler PT Cruiser (Blue or Black in Color), however, other similar vehicles may be approved by us. No vehicle may be used without our approval. Vehicles must meet our specifications including body style, color and model year. We do not currently sell or lease vehicles. Our approved decals must also be installed on the vehicle. Your investment may vary depending upon your decision to use an existing vehicle, to lease a new or used vehicle, or to purchase a new vehicle. Painting or repairs that may be required for vehicle approval may require additional expense.

d. Sources. We will designate approved or recommended sources for decals, advertising materials, supplies, parts, communications equipment and software products. If we designate one or more approved sources for particular items, you will use only such approved sources for those items.

e. Advertising, Sales and Marketing. We raise fees related to marketing through the initial advertising fees and ongoing advertising fees collected from our franchisees. Although we designate these fees for use in advertising, sales and marketing activities, we do not maintain them in a separate fund. Rather, we spend them as we determine is most beneficial to promoting our Marks and System. We use advertising fees to develop, produce, distribute and/or conduct advertising programs, marketing programs, public relations and marketing research. We may spend advertising fees on local, regional or national advertising as we determine appropriate. We produce advertising in-house and through a local advertising agency. Advertising, sales and marketing may include advertising to sell franchises. We plan to allocate from the income of any company-owned 1-800-905-GEEK/Geeks On Call businesses we operate an amount which is comparable to what franchisees pay us. However, the franchise agreement does not require us to do so.

You may only use advertising material we have prescribed or approved, and you may only distribute it to people or businesses located in your Territory. All advertising must carry only our toll-free phone number and our headquarters address.

We pay all costs of marketing activities, including a share of corporate overhead related to advertising, sales and marketing, with advertising fees. We do not guarantee that you will benefit directly from any advertising or marketing.

f. Billing. We own all accounts which you service. However, you have the right to handle all billing and collections of monies due on such accounts. We may require you to use a specified form for customer engagements and forward copies of them to us.

g. Technical Support. We will provide reasonable telephone and/or internet support for your questions regarding computer support services during normal business hours.

h. Operational Support. We will advise you in the budgeting for and operation of your franchise.

i. Advanced Training/Regional Meetings. We may provide a one (1) to two (2) day advanced training forum for experienced franchisees. To attend advanced training, you must have completed the Operations Training Program. Advanced training is held at various sites which we select across the country. The agenda for advanced training varies but often focuses on improving business management skills in order to increase profitability. We do not charge for this training but you are responsible for all expenses that you incur as a result of attending training, such as travel, lodging and entertainment.

j. Customer Dispatch Center. We will provide a call center operation for accepting customer request for services and products and dispatching.

k. Group Discounts. From time to time we may provide you with the opportunity to participate in group purchasing programs which offer group discounts. The discounts and terms for any such opportunities will vary.

6.	OBLIGATIONS OF FRANCHISEE

a. Training. You, if you are an individual, or your Designated Manager, if you are an entity, must attend and successfully complete our Operations Training before you may operate the Franchised Business.

b. Use of Our Marks. You agree to use our trade names, service marks and trademarks (collectively, the “Marks”) as we develop them. All uses of our Marks require our approval in advance of use and you agree to obtain our prior written consent before using our Marks in any way. For example, you must obtain our approval prior to using our Marks in advertising or marketing, including any website. You may not maintain a website or any Internet advertising in connection with the Franchised Business or our Marks without our prior written approval. You agree not to use any marks which could be confused with our Marks. We may replace, modify or add to our Marks. In the event that we replace, modify or add additional Marks, you agree to update or replace yours signs, supplies, etc. to reflect the new Marks, at your expense, in the time frame we provide at the time of such an update. You may not use our Marks in the name of any legal entity you create to own and/or operate the Franchised Business. You may register the fictitious tradenames “1-800-905-GEEK” or Geeks On Call®” with all appropriate legal authorities in order to operate the Franchised Business. You must notify us if you learn of anyone who is using or claims the right to use our Marks. If we take action against any unauthorized user of our Marks, we may require you to assist us, at your expense, in our efforts to enforce our rights in the Marks.

c. Signs/Decals. You must display on your service vehicle(s) a decal that we have approved. We must approve all your signs or decals before you order or display them.

d. Starting Date. You agree to begin operations and be open for business no later than ninety (90) days following the Effective Date of this Agreement.

e. Operating Hours. You agree to accept customer service request dispatches Monday through Friday, 9:00 a.m. to 5:00 p.m. and Saturdays 9:00 a.m. to 12:00 p.m. year-round, federal holidays excluded, or such other hours as we may specify in the Operations Manual. Notice of non-availability to receive and service dispatch customer service requests must be given in writing forty-eight (48) hours prior via facsimile or as otherwise prescribed in the Operations Manual.

f. Dispatch Software. Our designated third party is the only approved supplier of dispatch processing software and the wireless receiving device.

g. Wireless Dispatching/Communication. You must obtain and maintain a wireless dispatch communication service for each technician you employ or retain in the Territory. You must own or lease equipment and subscribe to a wireless service provider that we approve.

h. Equipment. You must obtain and use computer systems which meet our then current specifications. We may update the specifications. When the specifications are updated, you must either obtain or upgrade the computer systems such that your equipment meets our then current specifications.

i. Insurance. During the term of this Agreement, you must procure and maintain an insurance policy or policies with at least the following coverage, or such other coverage as may be specified in the Operations Manual:

Comprehensive General Liability:	$1 million
Worker’s Compensation :	as required by your state law
Other Insurance:	as provided in the Operations Manual

You must name us as additional insured on these policies.

j. Internet Service. We may also require e-mail and Internet connection set-up through an approved provider.

k. Operations Manual. We will loan you a copy of the Operations Manual. The Operations Manual is a detailed extension of this Franchise Agreement which covers standards to be maintained, operating procedures and other information. We may change this Operations Manual from time to time in order to adjust for competitive changes, technological changes, legal requirements and attempts to improve in the marketplace. You agree to be bound by the Operations Manual and future modifications of it. You must operate the Franchised Business according to the then current Operations Manual in effect, including any modifications, amendments or supplements made to the Operations Manual after the date of this Agreement.

l. Participation. You agree that franchise services will be provided under your direct supervision and control and/or under the direct supervision and control of a full time Designated Manager who has been approved by, and not later disapproved by, us. We will not approve a Designated Manager or a computer technician prior to their successful completion of the Operations Training.

m. Quality Standards. You must perform all computer support service and other work provided by your franchise carefully, timely, accurately and in accordance with prevailing industry standards and our Operations Manual. As may be explained further or modified in the Operations Manual, you specifically agree to uphold the quality standards as specified in the Operations Manual.

n. Billing. You agree that we own all accounts which you service no matter how procured. However, you have the right to handle all billing and collections of monies due on such accounts. If we prescribe forms for you to use to accept or engage clients or work, you agree to use such forms and forward copies of them to us.

o. Employee Training. You must hire sufficient staff to properly carry out the Franchised Business. You must also conduct and require each of your employees to complete an employee policy and procedure training course as defined by us. You are solely responsible for hiring, firing, compensating, paying applicable payroll taxes and day to day supervision and control over your employees.

p. Vehicle Condition. You must obtain for each technician employed by you a vehicle which meets our standards and you must maintain it so as to present a neat and professional image.

q. Supplies, Inventory and Equipment. You agree that in order to establish a standard and consistent delivery of computer support services, certain items must be used in the operation of the franchise. You must use the items set forth as required in the Operations Manual (e.g., customer invoices, air cans, uniforms, contracts, and rolling inventory). You are responsible for the cost of all supplies, furniture, equipment and other items which may be necessary to conduct the Franchised Business.

r. Laws and Regulations. You agree to comply with all federal, state and local laws and regulations. You will secure all necessary permits, certificates, licenses and consents to operate your business.

s. Advertising, Sales and Marketing. You must use trade names, service marks and trademarks (“Marks”) as we develop them. At this time, our Marks include “Geeks On Call®” and “1-800-905-GEEK™”, as well as the other Marks listed in our Franchise Offering Circular. You must obtain our written consent before using our Marks in any way. For example, you must obtain our approval prior to using our Marks in advertising, sales and marketing. You may not use any marks, which could be confused with our Marks. In the event that we replace, add to or modify our Marks, you agree to update or replace your signs, supplies, etc. to reflect the new marks, at your expense, in the time frame we provide at the time of such change. We must approve all advertising, sales and marketing materials before you use such materials. You may purchase such materials from any vendor.

7.	REPORTS AND REVIEW

a. Gross Receipts Report. You must send us a Gross Receipts report in the manner, form and times we specify. Presently, you must report your Gross Receipts on the first business day of each week for Gross Receipts during the previous week.

b. Financial Reporting. By January 30th of each year, you must send us an unaudited balance sheet and a profit and loss statement, in the manner and form we specify, for the twelve (12)-month period ending December 31st of the prior year. By March 15th of each year, we must receive a copy of your Federal Income Tax Return for the previous year for your business entity.

c. Review. We have the right to review, inspect and copy, during normal business hours, all of your business records related to the Franchised Business, including tax returns and bank statements showing revenues from the Franchised Business.

d. Mail Reviews. If we request a copy of your customer receipts (paper and/or electronic) or any other business records related to the Franchised Business, you must send us at your expense these records within five (5) days of receiving our request.

e. Electronic Review. We may cause programs to run on your computer systems that may send information to us. We agree that the use of such programs will not unreasonably interfere with your operation of the Franchised Business, and you agree to allow such programs to run without interference by you.

8.	TERMINATION

a. You may terminate this Agreement only through non-renewal as set forth in Section 2.b. of this Agreement. If you terminate this Agreement, you must comply with all of the post termination provisions of this Agreement.

b. We may terminate this Agreement without notice and the opportunity to cure for any of the following:

(i)
If you become insolvent or take any steps to seek protection from creditors, or if a receiver (permanent or temporary) is appointed by a creditor or a court of competent authority or if you make a general assignment for the benefit of creditors;

(ii)	If a final judgment of record against you or your Franchised Business remains unsatisfied for 30 days or longer;

(iii)	If you commit a material violation of any law, ordinance, rule or regulation of a governmental agency or department reasonably associated with the operation of the Franchised Business;

(iv)	If you discontinue the active operation of the Franchised Business in the Territory for five (5) consecutive business days;

(v)	If you fail to open for business within ninety (90) days of the Effective Date of this Agreement;

(vi)	If you market to clients outside the Territory;

(vii)	If you fail to use in the Territory the systems we provide or recommend;

(viii)	If each of your technicians do not obtain and maintain the minimum required certifications;

(ix)	If you fail to report work orders as outlined in the Operations Manual;

(x)
If you commit three (3) or more breaches of this Agreement, the Operations Manual or any other agreement related to the Territory in any twelve (12)-month period regardless of whether such breaches were cured after notice; or

(xi)	If you fail to maintain the required insurance.

c. We may terminate this Agreement, after sending you notice and an opportunity to cure within seven (7) days, if:

(i)	you violate any other term or condition of this Agreement, the Operations Manual, or any other agreement related to the Territory;

(ii)	any amount owing to us relating to the Territory is more than thirty (30) days past due; or

(iii)	you fail to submit required reports or other information as provided herein or if you make any false submission in connection therewith.

9.	POST TERMINATION OBLIGATIONS

In the event that this Agreement expires, is not renewed or is terminated for any reason by any party, including a sale of the Franchised Business, you must immediately:

a.	Remove all 1-800-905-GEEK/Geeks On Call decals or signs from all of your vehicles and other premises;

b.
Stop identifying yourself as a 1-800-905-GEEK/Geeks On Call franchisee, never hold yourself out as a former 1-800-905-GEEK/Geeks On Call franchisee and cease, and not thereafter commence, use of any of our Marks or any marks which are likely to be confused with our Marks;

c.	Stop using all literature received from us and other items bearing our Marks;

d.	Pay to us all amounts owing to us;

e.	Transfer to us all telephone numbers, listings and advertisements used in relation to the Franchised Business and deliver to us copies of such documents of transfer;

f.	Deliver to us all copies, including electronic copies, of lists and other sources of information containing the names of customers who patronized the Franchised Business;

g.	Deliver to us all customer files and records, and all copies thereof;

h.	Deliver to us the copy of the Operations Manual and all updates which we loaned to you;

i.	Cancel all fictitious name listings which you have filed for use of any of our Marks; and

j.	Adhere to the provisions of the covenant not to compete and any other covenant herein that requires performance by you after you are no longer a franchisee.

10.	COVENANT NOT TO COMPETE

a. In-Term.  During the term of this Agreement, you agree not to directly or indirectly, be employed by, work with, be engaged in, be interested in or advise, invest or contribute money to, lend money to or guarantee the debts or obligations of, any person or entity engaged in computer support services or any other business being carried on by us or our franchisees under franchise agreements.

b. Post-Term. You agree that for a period of two (2) years following the termination, expiration, transfer or other disposition of this Agreement or the Franchised Business, you will not directly or indirectly, be employed by, work with, be engaged in, be interested in or advise, invest or contribute money to, lend money to or guarantee the debts or obligations of, any person or entity engaged in computer support services, within the greater of ten (10) miles of your Territory, or within any franchise territory which is adjacent to your Territory. However, if you are an individual, you may provide computer support services for your employer, but only for computers used in the employer’s own business.

c. For two (2) years after the Agreement expires or terminates, you will not contact, for the purpose of selling computer support services which are the same as or similar to those you are authorized to sell under this Agreement, any person or organization which was, at any time during the two (2)-year period prior to such expiration or termination, a customer to which you sold such services, or which you know is a customer of another franchisee located within ten (10) miles of your Territory. “Customer” includes successors of any customer who reorganized, merged, acquired or transferred their business. “Contact” includes responding to another’s request for services.

d. You acknowledge that a violation of any of the covenants in this Section 10 may cause irreparable injury to us and/or to our franchisees, for which money damages may not adequately compensate us. Accordingly, you agree that a court or arbitrator may enjoin your violation of these covenants during the pendency of any dispute resolution proceeding between us, and you agree that we have no duty to post a bond as a condition of receiving such interim relief.

e. You agree not to disparage us, including our current and former employees and directors.

f. You also agree that you will never, directly or indirectly during or after the term of this Agreement, divulge to or use for the benefit of any person or entity outside of the 1-800-905-GEEK/Geeks On Call franchise system, any information contained in our Operations Manual, any information concerning customers served by your Franchised Business, any information related to marketing, or any other systems or methods of operation of our business or that of our franchisees. You agree not to do any act prejudicial or injurious to our goodwill or name. Information furnished to your employees will be reasonably limited to that which directly relates to and assists in the proper performance of such employee's duties.

g. You hereby acknowledge that the qualifications to be a 1-800-905-GEEK/Geeks On Call franchisee are special, unique and extraordinary, and that this Agreement would not be entered into by us except upon condition that such restrictive covenants be embodied herein.

h. You acknowledge and agree that the provisions of this Section are reasonable, valid and not contrary to the public interest and all defenses to the strict enforcement thereof by us are waived.

i. All of the covenants contained in this Section will survive any termination or expiration of this Agreement.

j.  If any covenant or provision herein is determined to be void or unenforceable, in whole or in part, it will be deemed severed and not to affect or impair the validity of any other covenant or provision of this Section.

We may reduce the temporal or geographic scope of any covenant in this Section 10, which reduction shall become effective upon your receipt of notice of it. You agree to comply with it as modified.

11.	INDEPENDENT CONTRACTOR

You are an independent contractor. You are not our agent, partner, employee, or a participant in a joint venture and have no authority to hold out as such to third parties. You do not have any authority to bind or obligate us. We are not and will not be liable for any act, omission, debt, or other obligation of yours.

You are responsible for all loss or damage and for all contractual liability to third parties originating in or in connection with the operation of the Franchised Business and for all claims or demands for damage directly or indirectly related thereto. You agree to defend, indemnify and hold harmless Franchisor and its employees of and from and with respect to any such claim, loss or damage.

12.	DEATH OR INCAPACITY

If you or your Designated Manager becomes incapacitated to the extent that we determine he or she is unable to conduct normal business functions, or if you or your Designated Manager dies, we at our option may allocate service calls in your Territory to neighboring franchisees without any obligation to compensate you or your estate, or we may appoint an interim Designated Manager. The interim Designated Manager who may be another franchisee shall operate the Franchised Business for the benefit of your estate until the Franchise has been transferred to a new franchisee in compliance with Section 13, until the Franchise has been terminated, or until we approve a new Designated Manager to operate the Franchised Business for the benefit of your Survivors. Your Survivors include your estate, others owning an interest in your Franchised Business, including any trust which owns an interest in the Franchised Business under terms which we have approved, and the beneficiaries of any will or trust you have established.

Absent agreement to the contrary, the interim Designated Manager’s compensation shall equal fifty percent (50%) of the net proceeds collected from amounts the Designated Manager bills on behalf of your Franchised Business. The Franchised Business shall be liable for paying sales taxes and all other expenses of the Franchised Business from its share of the proceeds. A Designated Manager may condition offering his or her services on the Survivor’s agreement to different compensation or to an indemnification agreement.

We have no duty to appoint a Designated Manager for you or for your estate. We do not represent or warrant that any Designated Manager will operate the business in a way which is profitable. We will condition our approval of a Designated Manager on your Survivors releasing us from liability for acts or omissions of a Designated Manager.

If a Survivor does not desire to acquire or retain your or your Designated Manager’s interest, the Survivor will have a reasonable period of time, but no more than 180 days, to make a transfer acceptable to us, subject to the procedures described in Section 13.

13.	ASSIGNABILITY

We may assign this Agreement to an assignee who agrees to remain bound by its terms, without obtaining your approval. We will not permit you to sub-license or sub-franchise the Franchised Business. Your interest under this Agreement or your ownership in the Franchised Business may be transferred or assigned only if you comply with the following provisions. No interest may be transferred unless or until you are in full compliance with this Agreement. No accounts or assets of the Franchised Business may be assigned apart from an assignment of this Agreement.

a. If you have received and desire to accept a signed, bona fide offer to purchase or otherwise transfer an interest in the Franchised Business or any interest in this Agreement or you (the franchisee entity), you will grant us the option (the “Right of First Refusal”) to purchase the Franchised Business or interest in you as hereinafter provided.

b. If you or the owner of any interest in the franchisee entity desires to make a transfer, such person or entity (“transferor”) must comply with the following terms, conditions and procedures to effectuate a valid transfer:

(i)
If any proposed assignment of any rights under this Agreement, or if any other transfer which, when aggregated with all previous transfers, would, in our reasonable opinion result in the transfer of effective control over the ownership of this Agreement and/or operation of the Franchised Business, a material part of your assets or you, (the franchisee entity), the transferee must apply for a Franchise and must meet all of our then current standards and requirements for becoming a franchisee (which standards and requirements need not be written).

c. Regardless of the degree of control which would be affected by a proposed transfer:

(i)
The proposed transferor shall first notify us in writing of any bona fide proposed transfer and set forth a complete description of all terms and fees of the proposed transfer in a manner we prescribe, including the prospective transferee’s name, address, financial qualifications and previous five (5) years’ business experience;

(ii)
The transferor shall provide us with a copy of any written offer or agreement to purchase, signed by the proposed transferee, together with copies of any documents referenced in the offer or agreement, including notes and security agreements. If all material terms of the proposed sale are not described in the offer or agreement, the transferor shall provide details of all such terms in its submission to us, accompanied by the proposed transferee’s written agreement to the terms.

(iii)
The proposed transferor shall provide us with any additional information, agreements, certifications or documents we request for use in our evaluation of whether to approve the transfer or to exercise our right of first refusal.

(iv)
Upon receipt of our request, the proposed transferor shall promptly provide us with access to any property, documents or records relevant to the transaction and to the interest which is the subject of the transfer. Once we have received all materials submitted by the proposed transferor and have reviewed all property, records and documents we have requested, within thirty (30) days we shall notify the transferor of our decision to exercise our right to acquire all or any part of the interest being transferred, and the conditions, if any, under which we will approve the proposed transfer.

(v)
If the Franchised Business is being offered in combination with one or more other items, we have the right to purchase the interest we select at the price and under the terms offered or agreed to by the transferor. Regardless of whether the offer establishes different prices for different interests to be transferred, we may establish a fair value for the interest we select to acquire, based either upon the prices paid for similar interests in arm’s length transactions during the previous two (2)-year period before the date of the proposed transfer, or on other reasonable criteria.

(vi)
If non-monetary consideration is offered, we may pay the cash equivalent of the non-monetary consideration offered. If such non-monetary consideration includes the employment of the transferor, we may require the transferor to perform the proposed services on substantially the same terms as those offered by the proposed transferee. At our option, we may agree not to pay the agreed compensation for the services to be performed by the transferor, and decline the services to be performed under the terms of the offer. If we elect this option, we may set off against any amount due for services to be rendered by the transferor, any income to be received by the transferor for services performed by others during the period when the transferor had agreed to perform services for us. Neither we nor our designee shall be liable for paying any brokerage commission on the value of the interest transferred.

(vii)
If we exercise our right of first refusal, the transferor shall transfer the interest to us or to our assignee pursuant to an agreement to purchase which contains the material terms to which the transferor and the proposed transferee had agreed. However, if the offer or proposed purchase contract has omitted any terms customarily addressed in a transfer of an interest of the type which is the subject of the transaction, we may supply those terms in the purchase agreement and related documents.

(viii)
If we or our assignee fail to exercise the option to purchase the interest sought to be transferred, the we shall, within thirty (30) days after receipt of the notice of the proposed transfer, notify the proposed transferor in writing of our approval or disapproval of the prospective transferee.

d. A transfer to a “Controlled Entity” will not trigger the Right of First Refusal. A “Controlled Entity” is an entity in which you are the beneficial owner(s) of one hundred percent (100%) of each class of voting ownership interest. At the time of the desired transfer of interest to a Controlled Entity, you must notify us in writing of the name of the Controlled Entity. We only will approve a transfer to a Controlled Entity after all its beneficial owners have signed a personal guaranty of the Controlled Entity’s obligations to us in a form which we prescribe. We do not charge a transfer fee for this change.

e. A transfer of interest among the owners of a franchisee entity will not trigger the Right of First Refusal, provided that only the percentage of ownership, rather than the identity of the owners, is changing. At the time of the desired transfer of interest within an entity, you must notify us in writing of the name and address of each officer, director shareholder, member, partner or similar person and their respective ownership interest before and after the transfer. We do not charge a transfer fee for this change.

f. If we do not exercise our Rights of First Refusal, you may transfer the Franchise or ownership interest therein according to the terms set forth in the Notice described in Section 13.c.(i), provided that you satisfy the conditions in sub-parts (f) through (j) below and complete the sale within ninety (90) days from the day on which we received the Notice. If you do not conclude the proposed sale transaction within the ninety (90)-day period, the Right of First Refusal granted to us hereunder will continue in full force and effect.

g. The proposed transferee(s) must complete our then current 1-800-905-GEEK/Geeks On Call franchise application and pass our application screening using our then current qualifications.

h. The proposed transferee(s) must sign the then current 1-800-905-GEEK/Geeks On Call amendment forms and/or franchise agreement, as required by us, and must personally assume and be bound by all of the terms, covenants and conditions therein.

i. The proposed transferee(s) must attend and successfully complete our Operations Training.

j. You must sign our then current transfer and release forms and pay us a transfer fee of Five Thousand Dollars ($5,000).

14.	NON-WAIVER OF BREACH

The failure of either party hereto to enforce any one or more of the terms or conditions of this Agreement will not be deemed a waiver of such terms or conditions or of either party's rights thereafter to enforce each and every term and condition of this Agreement.

15.	GOVERNING LAW

a. Virginia Law. This Agreement takes effect upon our acceptance and execution of it. It shall be interpreted and construed exclusively under the laws of the Commonwealth of Virginia, which laws shall prevail in the event of any conflict of law (without regard to, and without giving effect to, the application of Virginia choice of law rules); provided, however, that if the covenants in Section 10 of this Agreement would not be enforceable under the laws of Virginia, and your Franchised Business is located outside of Virginia, then such covenants shall be interpreted and construed under the laws of the state in which the Franchised Business is located. Nothing in this Section 15 is intended by the parties to subject this Agreement to any franchise or similar law, rule, or regulation of the Commonwealth of Virginia to which this Agreement would not otherwise be subject.

b. Jurisdiction and Venue. In any suit brought by us, which in any way relates to or arises out of this Agreement, or any of the dealings of the parties hereto, you consent to venue and personal jurisdiction in the state and federal court of the city or county of our World Headquarters, presently state courts and/or the United States District Court located in Norfolk, Virginia. In any suit brought against us, including our present and former employees and agents, which in any way relates to or arises out of this Agreement, or any of the dealings of the parties hereto, venue will be proper only in the federal court located nearest our World Headquarters (presently the United States District in Norfolk, Virginia), or if neither federal subject matter or diversity jurisdiction exists, in the city or county state court located where our World Headquarters is (presently the City of Norfolk, Virginia).

c. Jury Waiver. In any trial between any of the parties hereto, including present and former employees and agents of ours, you and we agree to waive our rights to a jury trial and instead have such action tried by a judge.

d. Class Action Waiver. You agree that any claim you may have against us, including our past and present employees and agents, must be brought individually and you will not join such claim with claims of any other person or entity or bring, join or participate in a class action against us.

e. Compensatory Damages; Attorneys’ Fees. In any lawsuit, dispute or claim between or against any of the parties hereto, including present and former agents and employees of ours, you and we agree to waive our rights, if any, to seek or recover punitive damages.

16.	MODIFICATION

No modifications to this Agreement will have any effect unless such modification is in writing and signed by you and by our authorized officer. Notwithstanding the foregoing, we may modify the provisions of the Operations Manual, without your consent, at anytime during the term of this Agreement in order to adjust for competitive changes, technological advancements, legal requirements and attempts to improve in the market place.

17.	RELEASE OF PRIOR CLAIMS

By executing this Agreement, you and everyone owning an interest in the franchisee entity, on behalf of yourselves and your heirs, legal representatives, successors and assigns, and each assignee of this Agreement, hereby forever release and discharge the Franchisor, its past and present employees, agents, officers and directors, including Franchisor’s parent, subsidiary and affiliated corporations, their respective past and present employees, agents, officers and directors, from any and all claims relating to or arising out of any franchise agreement between the parties executed prior to the date of this Agreement, and all other claims relating to any dealings between any of the parties. However, this release does not apply to any duty we may have to offer to renew your Franchise as provided in any prior franchise agreements between us.

18.	INDEMNIFICATION

You agree to indemnify us against any and all claims or causes of action, including attorneys’ fees, arising out of or related to your operation of the Franchise Business.

19.	NOTICES

Any notice or request hereunder must be given by mail or courier, postage fully prepaid, or delivered personally or by facsimile, to our President, at our World Headquarters, presently 814 Kempsville Road, Interstate Corporate Center, Building 17, Suite 106, Norfolk, VA 23502. Telephone: (757) 466-3448. Telecopier: (757) 466-3457. Any such notice may also be given to you in the same manner at the address indicated below the Franchisee’s signature on this Agreement.

20.	FULL UNDERSTANDING

This Agreement is the entire agreement between you and us. This Agreement supersedes all other prior oral and written agreements and understandings between you and us with respect to the subject matter herein.

21.	ACKNOWLEDGMENTS

You acknowledge that you have read our franchise offering circular and this Agreement and that you have been given the opportunity to clarify any provision that you do not understand. You further acknowledge that you have independently investigated the business offered hereunder and base your decision to purchase solely on such investigation. You acknowledge that our Franchise Sales Representatives are not authorized to make and have not made any representations as to your likely revenues, expenses, profits or success.

22.	GUARANTY

You and all your officers, directors, partners, and members of the franchisee entity, agree to perform all the obligations in and relating to this Agreement, including, but not limited to, the obligation to make payments specified herein, pay any other debts due us, and pay for products later ordered from us. Likewise, for and in consideration of this Agreement, the signatures of the individual(s) below also constitute their personal joint and several guaranty to perform all the obligations in and relating to this Agreement, including, but not limited to, the obligation to make payments specified herein, pay any other debts due us, and pay for products later ordered from us. The Guarantors waive presentment, demand or notice of non-performance and the right to require us to proceed against the other Guarantors.

Name of Franchisee:

Type of Entity (Individual, Partnership, Corporation, LLC):_______________________________

Effective Date:_____________ Entity Number:________________

FRANCHISEE:

By:	By:
(Signature)	(Signature)

(Printed Name)	(Printed Name)

Title:	Title:

Address:	Address:

(Telephone Number)	(Telephone Number)

Percentage of Ownership (if entity):_____%	Percentage of Ownership (if entity):_____%

By:	By:
(Signature)	(Signature)

(Printed Name)	(Printed Name)

Title:	Title:

Address:	Address:

(Telephone Number)	(Telephone Number)

Percentage of Ownership (if entity):_____%	Percentage of Ownership (if entity):_____%

GUARANTORS:

By:	By:
(Signature)	(Signature)

(Printed Name)	(Printed Name)

Title:	Title:

Address:	Address:

(Telephone Number)	(Telephone Number)

Percentage of Ownership (if entity):_____%	Percentage of Ownership (if entity):_____%

By:	By:
(Signature)	(Signature)

(Printed Name)	(Printed Name)

Title:	Title:

Address:	Address:

(Telephone Number)	(Telephone Number)

Percentage of Ownership (if entity):_____%	Percentage of Ownership (if entity):_____%

GEEKS ON CALL AMERICA, INC.

By:	Date:

SCHEDULE "A" TO THE FRANCHISE AGREEMENT

Territory

The Franchise Territory is as follows:

SCHEDULE “B” TO THE FRANCHISE AGREEMENT

Special Stipulations

To the extent of any conflict between the following and the provisions of the Franchise Agreement dated__________________, the following special stipulation(s) will control:

NONE

FRANCHISEE

By:	By:
(Signature)	(Signature)

(Printed Name)	(Printed Name)

(Title)	(Title)

By:	By:
(Signature)	(Signature)

(Printed Name)	(Printed Name)

(Title)	(Title)

GEEKS ON CALL AMERICA, INC.

By:

AMENDMENT TO GEEKS ON CALL AMERICA, INC.
FRANCHISE AGREEMENT
FOR THE STATE OF CALIFORNIA

The Geeks On Call America, Inc. Franchise Agreement between __________________________________ (“Franchisee” or “You”) and Geeks On Call America, Inc. (“Franchisor”) dated _______________________ (the “Agreement”) shall be amended by the addition of the following language, which shall be considered an integral part of the Agreement (the “Amendment”):

CALIFORNIA LAW MODIFICATIONS

1. The California Department of Corporations requires that certain provisions contained in franchise documents be amended to be consistent with California law, including the California Franchise Investment Law, CAL. CORPORATIONS CODE Section 31000 et seq., and the California Franchise Relations Act, CAL. BUS. & PROF. CODE Section 20000 et seq. To the extent that the Agreement contains provisions that are inconsistent with the following, such provisions are hereby amended:

a.
California Business and Professions Code Sections 20000 through 20043 provide rights to You concerning nonrenewal and termination of the Agreement. The Federal Bankruptcy Code also provides rights to You concerning termination of the Agreement upon certain bankruptcy-related events. To the extent the Agreement contains a provision that is inconsistent with these laws, these laws will control.

b.
If the Franchisee is required in the Agreement to execute a release of claims, such release shall exclude claims arising under the California Franchise Investment Law and the California Franchise Relations Act.

c.	If the Agreement requires payment of liquidated damages that is inconsistent with California Civil Code Section 1671, the liquidated damage clause may be unenforceable.

d.	If the Agreement contains a covenant not to compete which extends beyond the expiration or termination of the Agreement, the covenant may be unenforceable under California law.

e.	If the Agreement requires litigation, arbitration or mediation to be conducted in a forum other than the State of California, the requirement may be unenforceable under California law.

f.	If the Agreement requires that it be governed by a state’s law, other than the State of California, such requirement may be unenforceable.

2. Each provision of this Amendment shall be effective only to the extent that the jurisdictional requirements of the California law applicable to the provision are met independent of this Amendment. This Amendment shall have no force or effect if such jurisdictional requirements are not met.

3. As to any state law described in this Amendment that declares void or unenforceable any provision contained in the Agreement, the Franchisor reserves the right to challenge the enforceability of the state law by, among other things, bringing an appropriate legal action or by raising the claim in a legal action or arbitration that you have initiated.

IN WITNESS WHEREOF, the parties have fully executed, sealed and delivered this Amendment to the Franchise Agreement on the day and year first above written in the Franchise Agreement.

FRANCHISOR:

Geeks On Call America, Inc.
A Virginia corporation

By:
Name:
Title:

FRANCHISEE:

ATTEST:

By:
Name:
Witness	Title:

AMENDMENT TO GEEKS ON CALL AMERICA, INC.
FRANCHISE AGREEMENT
FOR THE STATE OF ILLINOIS

The Geeks On Call America, Inc. Franchise Agreement between ________________________________ (“Franchisee” or “You”) and Geeks On Call America, Inc. (“Franchisor”) dated _______________________ (the “Agreement”) shall be amended by the addition of the following language, which shall be considered an integral part of the Agreement (the “Amendment”):

ILLINOIS LAW MODIFICATIONS

1. The Illinois Attorney General's Office requires that certain provisions contained in franchise documents be amended to be consistent with Illinois law, including the Franchise Disclosure Act of 1987, 815 ILCS 705/1-44 (1994). To the extent that this Agreement contains provisions that are inconsistent with the following, such provisions are hereby amended:

a.
Illinois Franchise Disclosure Act paragraphs 705/19 and 705/20 provide rights to You concerning nonrenewal and termination of this Agreement. If this Agreement contains a provision that is inconsistent with the Act, the Act will control.

b.
Any release of claims or acknowledgments of fact contained in the Agreement that would negate or remove from judicial review any statement, misrepresentation or action that would violate the Act, or a rule or order under the Act shall be void and are hereby deleted with respect to claims under the Act.

c.	If this Agreement requires litigation to be conducted in a forum other than the State of Illinois, the requirement is void.

d.	If this Agreement requires that it be governed by a state's law, other than the State of Illinois, Illinois law will control.

e.
Section 15(c) of the Agreement is amended to include the following: Any condition, stipulation or provision purporting to bind any person acquiring any franchise to waive compliance with any provision of the Illinois Franchise Disclosure Act or any other law of the State of Illinois is void.

f.	Section 20 of the Agreement is amended to state that the representations and understandings made in the Offering Circular are not excluded from that on which You may rely.

2. Each provision of this Amendment shall be effective only to the extent that the jurisdictional requirements of the Illinois Franchise Disclosure Act, with respect to each such provision, are met independent of this Amendment. This Amendment shall have no force or effect if such jurisdictional requirements are not met.

3. As to any state law described in this Amendment that declares void or unenforceable any provision contained in the Agreement, the Franchisor reserves the right to challenge the enforceability of the state law by, among other things, bringing an appropriate legal action or by raising the claim in a legal action or arbitration that you have initiated.

IN WITNESS WHEREOF, the parties hereto have fully executed, sealed and delivered this Amendment to the Franchise Agreement on the day and year first above written in the Franchise Agreement.

FRANCHISOR:

Geeks On Call America, Inc.
A Virginia corporation

By:
Name:
Title:

FRANCHISEE:

ATTEST:

By:
Name:
Witness	Title:

AMENDMENT TO GEEKS ON CALL AMERICA, INC.
OFFERING CIRCULAR AND FRANCHISE AGREEMENT
FOR THE STATE OF MARYLAND

The Geeks On Call America, Inc. Franchise Agreement between ________________________________ ("Franchisee") and Geeks On Call America, Inc. ("Franchisor") dated _____________________, ______ (the "Agreement") shall be amended by the addition of the following language, which shall be considered an integral part of the Agreement (the "Amendment"):

MARYLAND LAW MODIFICATIONS

1. The Maryland Securities Division requires that certain provisions contained in franchise documents be amended to be consistent with Maryland law, including the Maryland Franchise Registration and Disclosure Law, Md. Code Ann., Bus. Reg. '' 14-201 - 14-233 (1994). To the extent that this Agreement contains provisions that are inconsistent with the following, such provisions are hereby amended:

a.
Item 17 of the Offering Circular, in the Summary column of “Requirements for Franchisee to renew or extend” and “Conditions for our approval of transfer”, is modified to state that the general release required as a condition of renewal, sale, and/or assignment/transfer shall not apply to any liability under the Maryland Franchise Registration and Disclosure Law.

b.
Item 17 of the Offering Circular, in the Summary column of “”Cause” defined - defaults which cannot be cured”, is modified to state that provisions allowing termination on bankruptcy may not be enforceable under federal bankruptcy law (11 U.S.C. § 101 et seq.).

c.
Item 17 of the Offering Circular, in the Summary column of “Choice of Forum”, is modified to include the words “, except any claims arising under the Maryland Franchise Registration and Disclosure Law.”

d.
The Franchisee is required in this Agreement to execute a release of claims or to acknowledge facts that would negate or remove from judicial review any statement, misrepresentation or action that would violate the Act, or a rule or order under the Act, as a condition of renewal, sale and/or assignment/transfer. Such release shall exclude claims arising under the Maryland Franchise Registration and Disclosure Law, and such acknowledgments shall be void with respect to claims under the Law.

e.
This Agreement requires you to assent to a release of claims, estoppel or waiver of liability, to acknowledge facts that would negate or remove from judicial review any statement, misrepresentation or action that would violate the Act or a rule or order under the Act in order to purchase the franchise. Such release, estoppel or waiver shall exclude claims arising under the Maryland Franchise Registration and Disclosure Law, and such acknowledgments shall be void with respect to claims under the Law.

f.
This Agreement requires litigation to be conducted in a forum other than the State of Maryland. The requirement shall not be interpreted to limit any rights Franchisee may have under Sec. 14-216 (c)(25) of the Maryland Franchise Registration and Disclosure Law to bring suit in the state of Maryland.

2. Sections 4(a) through 4(c) are deleted in their entirety and replaced with the following provisions:

a. Initial Franchise Fee. You must pay us an initial franchise fee in the amount of ______________ Dollars ($__________). The franchise fee is payable when we complete our material pre-opening obligations to you and you are ready to commence operations of your first Franchised Business.

b. Initial Advertising Fee. You must pay us an initial advertising fee in the amount of Fifteen Thousand Dollars ($15,000) when we complete our material pre-opening obligations to you and you are ready to commence operations of your first Franchised Business.

c. [Reserved].

3. Each provision of this Amendment shall be effective only to the extent that the jurisdictional requirements of the Maryland Franchise Registration and Disclosure Law, with respect to each such provision, are met independent of this Amendment. This Amendment shall have no force or effect if such jurisdictional requirements are not met.

4. As to any state law described in this Amendment that declares void or unenforceable any provision contained in the Agreement, the Franchisor reserves the right to challenge the enforceability of the state law by, among other things, bringing an appropriate legal action or by raising the claim in a legal action or arbitration that you have initiated.

IN WITNESS WHEREOF, the parties hereto have fully executed, sealed and delivered this Amendment to the Franchise Agreement on the day and year first above written in the Franchise Agreement.

FRANCHISOR:

Geeks On Call America, Inc.
a Virginia corporation

By:
Name:
Title:

FRANCHISEE:

ATTEST:

By:
Name:
Witness	Title:

AMENDMENT TO GEEKS ON CALL AMERICA, INC.
FRANCHISE AGREEMENT
FOR THE STATE OF MINNESOTA

The Geeks On Call America, Inc. Franchise Agreement between ________________________________ (“Franchisee”) and Geeks On Call America, Inc. (“Franchisor”) dated _____________________, ______ (the “Agreement”) shall be amended by the addition of the following language, which shall be considered an integral part of the Agreement (the “Amendment”):

MINNESOTA LAW MODIFICATIONS

1. Marks. Section 5 of the Agreement is amended to include a new paragraph (l) at the end of the section as follows:

l. Limited Trademark Indemnity. We will indemnify you for damages for which you are held liable in any proceeding arising out of the use of the “1-800-905-GEEK” and “Geeks On Call” marks, provided that you have has used the marks properly and has notified us of any claim against you within ten (10) days of your knowledge of such claim. We shall have sole control of any litigation involving the marks. Our indemnification obligation shall not apply to any franchisee residing outside the state of Minnesota who purchases a franchise to be located outside of Minnesota.

2. Section 15(a) of the Agreement is amended with the addition of the following sentence at the end of the paragraph:

Notwithstanding the foregoing, nothing in this Agreement shall abrogate or reduce any of your rights as provided for in Minnesota Statutes, Chapter 80C or your rights to any procedure, forum or remedies provided for by the laws of the jurisdiction.

3. Section 15(b) of the Agreement is deleted in its entirety and replaced with the following:

b.
Jurisdiction and Venue. In any suit brought by us, which in any way relates to or arises out of this Agreement, or any of the dealings of the parties hereto, you consent to venue and personal jurisdiction in the state courts and/or the United States District Court located in St. Paul, Minnesota. In any suit brought against us, including our present and former employees and agents, which in any way relates to or arises out of this Agreement, or any of the dealings of the parties hereto, venue will be proper only in the above-named federal court, or if neither federal subject matter or diversity jurisdiction exists, in the city or county state court located in St. Paul, Minnesota.

4. Section 15(c) of the Agreement is deleted in its entirety.

5. The general release requirements under Sections 2 and 17 of the Agreement are not applicable to Minnesota franchisees.

6. Each provision of this Amendment shall be effective only to the extent that the jurisdictional requirements of the Minnesota Statutes Chapter 80C, with respect to each such provision, are met independent of this Amendment. This Amendment shall have no force or effect if such jurisdictional requirements are not met.

7. As to any state law described in this Amendment that declares void or unenforceable any provision contained in the Agreement, the Franchisor reserves the right to challenge the enforceability of the state law by, among other things, bringing an appropriate legal action or by raising the claim in a legal action or arbitration that you have initiated.

IN WITNESS WHEREOF, the parties hereto have fully executed, sealed and delivered this Amendment to the Agreement on the day and year first above written in the Franchise Agreement.

FRANCHISOR:

Geeks On Call America, Inc.
a Virginia corporation

By:
Name:
Title:

FRANCHISEE:

ATTEST:

By:
Name:
Witness	Title:

AMENDMENT TO GEEKS ON CALL AMERICA, INC.
FRANCHISE AGREEMENT
FOR THE STATE OF NEW YORK

The Geeks On Call America, Inc. Franchise Agreement between ________________________________ (“Franchisee”) and Geeks On Call America, Inc. (“Franchisor”) dated _____________________, ______ (the “Agreement”) shall be amended by the addition of the following language, which shall be considered an integral part of the Agreement (the “Amendment”):

NEW YORK LAW MODIFICATIONS

1. The New York Department of Law requires that certain provisions contained in franchise documents be amended to be consistent with New York law, including the General Business Law, Article 33, Sections 680 through 695 (1989). To the extent that the Agreement contains provisions that are inconsistent with the following, such provisions are hereby amended:

a.
If the Agreement requires Franchisee to execute a release of claims or to acknowledge facts that would negate or remove from judicial review any statement, misrepresentation or action that would violate the General Business Law, or any regulation, rule or order under the Law, such release shall exclude claims arising under the New York General Business Law, Article 33, Section 680 through 695 and the regulations promulgated thereunder, and such acknowledgments shall be void. It is the intent of this provision that non-waiver provisions of Sections 687.4 and 687.5 of the General Business Law be satisfied.

b.
If the Agreement requires that it be governed by a state's law, other than the State of New York, the choice of law provision shall not be considered to waive any rights conferred upon the Franchisee under the New York General Business Law, Article 33, Sections 680 through 695.

2. Each provision of this Amendment shall be effective only to the extent that the jurisdictional requirements of the New York General Business Law, with respect to each such provision, are met independent of this Amendment. This Amendment shall have no force or effect if such jurisdictional requirements are not met.

3. As to any state law described in this Amendment that declares void or unenforceable any provision contained in the Agreement, the Franchisor reserves the right to challenge the enforceability of the state law by, among other things, bringing an appropriate legal action or by raising the claim in a legal action or arbitration that you have initiated.

IN WITNESS WHEREOF, the parties hereto have fully executed, sealed and delivered this Amendment to the Franchise Agreement on the day and year first above written in the Franchise Agreement.

FRANCHISOR:

Geeks On Call America, Inc.
a Virginia corporation

By:
Name:
Title:

FRANCHISEE:

ATTEST:

By:
Name:
Witness	Title:

AMENDMENT TO GEEKS ON CALL AMERICA, INC.
FRANCHISE AGREEMENT
FOR THE STATE OF NORTH DAKOTA

The Geeks On Call America, Inc. Franchise Agreement between ________________________________ (“Franchisee”) and Geeks On Call America, Inc. (“Franchisor”) dated _____________________, ______ (the “Agreement”) shall be amended by the addition of the following language, which shall be considered an integral part of the Agreement (the “Amendment”):

NORTH DAKOTA LAW MODIFICATIONS

1. Any provision in the Agreement that requires your consent to termination or liquidated damages is deleted.

2. Section 15(a) of the Agreement is amended with the addition of the following sentence at the end of the paragraph:

Notwithstanding the foregoing, nothing in this Agreement shall abrogate or reduce any of your rights as provided for in Minnesota Statutes, Chapter 80C or your rights to any procedure, forum or remedies provided for by the laws of the jurisdiction.

3. Section 15(b) of the Agreement is deleted in its entirety and replaced with the following:

b.
Jurisdiction and Venue. In any suit brought by us, which in any way relates to or arises out of this Agreement, or any of the dealings of the parties hereto, you consent to venue and personal jurisdiction in the state courts and/or the United States District Court located in Bismarck, North Dakota. In any suit brought against us, including our present and former employees and agents, which in any way relates to or arises out of this Agreement, or any of the dealings of the parties hereto, venue will be proper only in the above-named federal court, or if neither federal subject matter or diversity jurisdiction exists, in the city or county state court located in Bismarck, North Dakota.

4. Sections 15(c) and 15(e) of the Agreement are deleted in their entirety.

5. The general release requirements under Sections 2 and 17 of the Agreement are not applicable to North Dakota franchisees.

6. To the extent that any provision of Section 9 or Section 10 of the Agreement is contrary to Section 9-08-06 of the North Dakota Century Code, such provision may be limited or invalid under that statute.

7. Each provision of this Amendment shall be effective only to the extent that the jurisdictional requirements of the North Dakota Century Code § 51-19-01 et seq. with respect to each such provision, are met independent of this Amendment. This Amendment shall have no force or effect if such jurisdictional requirements are not met.

8. As to any state law described in this Amendment that declares void or unenforceable any provision contained in the Agreement, the Franchisor reserves the right to challenge the enforceability of the state law by, among other things, bringing an appropriate legal action or by raising the claim in a legal action or arbitration that you have initiated.

IN WITNESS WHEREOF, the parties hereto have fully executed, sealed and delivered this Amendment to the Franchise Agreement on the day and year first above written in the Franchise Agreement.

FRANCHISOR:

Geeks On Call America, Inc.
a Virginia corporation

By:
Name:
Title:

FRANCHISEE:

ATTEST:

By:
Name:
Witness	Title:

AMENDMENT TO GEEKS ON CALL AMERICA, INC.
FRANCHISE AGREEMENT
FOR THE STATE OF WASHINGTON

The Geeks On Call America, Inc. Franchise Agreement between ________________________________ (“Franchisee”) and Geeks On Call America, Inc. (“Franchisor”) dated _____________________, ______ (the “Agreement”) shall be amended by the addition of the following language, which shall be considered an integral part of the Agreement (the “Amendment”):

WASHINGTON LAW MODIFICATIONS

1. The Director of the Washington Department of Financial Institutions requires that certain provisions contained in franchise documents be amended to be consistent with Washington law, including the Washington Franchise Investment Protection Act, WA Rev. Code §§ 19.100.010 to 19.100.940 (1991). To the extent that the Agreement contains provisions that are inconsistent with the following, such provisions are hereby amended:

a.
Washington Franchise Investment Protection Act provides rights to Franchisee concerning nonrenewal and termination of the Agreement. If the Agreement contains a provision that is inconsistent with the Act, the Act will control.

b.
If the Franchisee is required in the Agreement to execute a release of claims, such release shall exclude claims arising under the Washington Franchise Investment Protection Act; except when the release is executed under a negotiated settlement after the Agreement is in effect and where the parties are represented by independent counsel. If there are provisions in the Agreement that unreasonably restrict or limit the statute of limitations period for claims brought under the Act, or other rights or remedies under the Act, those provisions may be unenforceable.

c.
If the Agreement requires litigation, arbitration, or mediation to be conducted in a forum other than the State of Washington, the requirement may be unenforceable under Washington law. Arbitration involving a franchise purchased in the State of Washington must either be held in the State of Washington or in a place mutually agreed upon at the time of the arbitration, or as determined by the arbitrator.

d.
If the Agreement requires that it be governed by a state's law, other than the State of Washington, and there is a conflict between the law and the Washington Franchise Investment Protection Act, the Washington Franchise Investment Protection Act will control.

2. Each provision of this Amendment shall be effective only to the extent that the jurisdictional requirements of the Washington law applicable to the provision are met independent of this Amendment. This Amendment shall have no force or effect if such jurisdictional requirements are not met.

3. As to any state law described in this Amendment that declares void or unenforceable any provision contained in the Agreement, the Franchisor reserves the right to challenge the enforceability of the state law by, among other things, bringing an appropriate legal action or by raising the claim in a legal action or arbitration that you have initiated.

IN WITNESS WHEREOF, the parties hereto have fully executed, sealed and delivered this Amendment to the Franchise Agreement on the day and year first above written in the Franchise Agreement.

FRANCHISOR:

Geeks On Call America, Inc.
a Virginia corporation

By:
Name:
Title:

FRANCHISEE:

ATTEST:

By:
Name:
Witness	Title:

Geeks On Call
814 Kempsville Road
Suite 106
Norfolk VA 23502

Re:  Geeks On Call Franchise Agreement

Gentlemen:

You may accept this letter as specific confirmation that, except for the information contained in Item 19 of the Geeks On Call America, Inc. Offering Circular, the undersigned has not received, directly or indirectly from Geeks On Call, its officers, directors or other employees, any written or oral statement, whether express or implied, of the actual, average, forecasted, projected, or potential sales, profits, or earnings which may be realized from the purchase of a Geeks On Call franchise or any specific franchised location.

Dated:
Individually and/or as
Officer or Partner of:

RECEIPT OF
COMPLETED FRANCHISE AGREEMENT

Attn: Franchise Sales Administrator
Geeks On Call America, Inc.
814 Kempsville Road
Suite 106
Norfolk, VA 23502

Re: Receipt of Completed Franchise Agreement

I acknowledge that I received the Geeks On Call franchise agreement on the date indicated below. The franchise agreement that I received has been fully completed, including the franchise territory on Schedule A, except that the agreement has not been executed by either myself or Geeks On Call. I understand that I must hold this agreement for five (5) business days before signing the agreement. Geeks On Call will not execute this agreement unless I have had the agreement in my possession for at least five (5) business days.

Upon receiving the franchise agreement, please sign this acknowledgment and return it to Geeks On Call at the address above.

Date You Received This	Your Signature
Franchise Agreement

Your Printed Name